NICOR Inc.
                                                           Form 10-K
                                                           Exhibit 10.20




                       1994 Long-Term Incentive Program


At the January 1993 meeting of the Compensation Committee, the Committee approved the 1993 Long-Term Incentive Plan. The Plan was discussed over a series of meetings with the Committee, management and an executive compensation consultant. Participants and awards were made at the April meeting of the Committee. Management recommends the same approach be used in 1994. Participants and awards will be proposed for approval at the April meeting of the Committee. Shown below is a full description of the proposed Long-Term Plan for 1994.

Summary of 1994 Long-Term Incentive Program

- -  Combination of Stock Options (SOs) and Dividend Units (DUs).

   -   Annual grants of both, generally on a one-for-one basis.

   - Nothing prevents the Committee from granting either freestanding stock options or dividend units.

- -  SOs have a ten-year term and would vest after three years.

- - DUs would accumulate dividend equivalents over a three-year period, and would pay out based on total shareholder return over the period.

- -  SOs and DUs would be freestanding.

- - The company will also continue to make selected use of restricted stock.

Description of Stock Options

- -  Option exercise price set at fair market value on date of grant.

- -  Options vest after three years (100% in year 3).

- -  Options expire ten years from date of grant.

- -  Options can be NQSOs or ISOs; NICOR plans to grant NQSOs in 1994.



                                -  2 -

Description of Dividend Units

- - Each dividend unit accumulates all of the dividends paid on one share of NICOR stock during the three-year period. As an example, if NICOR's annual dividend grows at $0.05 per year from its current level of $1.22, each unit would be worth $3.81 at the end of three years:

   Year      Annual Dividend      Dividend Unit Value
   1994           $1.22                  $1.22
   1995           $1.27                  $2.49
   1996           $1.32                  $3.81

- - Accrued dividend equivalents are not reinvested in company stock, nor is any interest paid on accrued dividends.

- - Dividend units accumulate no additional value after the end of the three-year period.

- -  Dividend units will pay out in cash.

How Dividend Unit Payouts are Determined

- -  All dividend units pay out at the end of three years.

- - The payout is modified by a performance multiplier which ranges from 0 to 1.5.

- - The multiplier is based on NICOR total shareholder return (TSR) over the three-year performance period, as compared to the performance of a utility industry peer group (S&P utility group).



                                - 3 -

- - The following schedule shows the proposed dividend unit performance multiplier schedule:

                     Dividend Unit
            Performance Multiplier Schedule

      NICOR TSR Performance
       Percentile Relative             Dividend Unit
      To S&P Utility Group            Payout Multiple
   25th Percentile or Higher                1.5 X
        40th Percentile                     1.0 X
        50th Percentile                     .75 X
        60th Percentile                      .5 X
        75th Percentile                     .25 X
   Below 75th Percentile                      0 X

- - If NICOR total shareholder return for the three-year period is negative, the dividend unit payout multiple will be zero.

Termination Provisions

In the case of death, disability or retirement:

- - Non-vested options and dividend units held for more than one year (as of the date of death, disability or retirement) will vest and/or pay out in full.

- - The full number of dividend units will pay out at the end of the three-year performance cycle, based on the normal per-unit performance/pay out guidelines.

- - Vested options will remain exercisable for three years after the date of death, disability or retirement.

- - The Compensation Committee can override these provisions at its discretion.

In the case of termination of employment for any other reason, there will be no accelerated vesting of unvested options and dividend units. Vested options will remain exercisable for three months after the date of termination. The Compensation Committee can override these provisions at its discretion.

                                NICOR Human Resources
                                    January, 1994